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                                  EXHIBIT 10.10







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                      POST-FORMATION ACQUISITION AGREEMENT

     THIS AGREEMENT is entered into this ___ day of _________, 1995, by and between Host Funding, Inc., a Maryland corporation (the "REIT") and Host Acquisition Group, LLC, a Delaware limited liability company (the "Acquisition Manager") with reference to the following facts.

     A. WHEREAS, REIT wishes to undertake an acquisition program which will lead to the acquisition of hotel and motel properties which will be economically rewarding to REIT;

     B. WHEREAS, neither REIT nor Host Funding Advisors, Inc. (the REIT "Advisor") currently has the resources and personnel to undertake such an acquisition program;

     C. WHEREAS, Both the REIT and the Advisor have the authority to delegate certain acquisition responsibilities to third party service providers; and

     D. WHEREAS, Acquisition Manager is willing and qualified to serve as the manager of REIT's acquisition program;

     NOW, THEREFORE, by execution of this Agreement, the REIT and the Advisor appoint Acquisition Manager as its manager of acquisition services and Acquisition Manager hereby accepts the appointment as Manager of acquisition services and acknowledges that it will perform said services on behalf of REIT. Accordingly,

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REIT and Acquisition Manager agree as follows:

     1.   ENGAGEMENT.    REIT hereby engages Acquisition Manager to provide
continuing real estate investment search and acquisition services on behalf of REIT pursuant to the terms and conditions set forth in this Agreement.

     In the performance of its duties under this Agreement, Acquisition Manager shall have full, complete, and exclusive discretion to search for, negotiate for and prepare acquisition documentation for hotel and motel acquisitions.
However, REIT shall make the actual ultimate investment decision as to any such property and after Acquisition Manager shall have presented such property to the REIT, the REIT has no obligation to acquire such property.

     2.   OBJECTIVES.    In order to satisfy the principal investment objective
of REIT pursuant to this Agreement, Acquisition Manager shall identify and acquire hotel and motel properties which will perform on an above-average level in REIT. Acquisition Manager is also authorized, as a secondary objective, to identify favorable investment opportunities in and mortgage loans to hotel and motel projects.

     3.   COVENANTS.

          (a) Acquisition Manager is, and throughout the term of this Agreement shall remain, qualified to provide acquisition


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services to REIT; and

          (b) To the extent of the responsibility allocated to Acquisition Manager under this Agreement, Acquisition Manager shall not, without the written consent of REIT (i) deal or act as an agent or broker for, or represent or act on behalf of, any party whose interests are adverse to the interests of REIT in any transaction, and (ii) shall not receive any consideration for Acquisition Manager's own account from any party dealing with REIT in connection with a transaction involving REIT.

     4. RELATIONSHIP OF PARTIES. It is agreed that REIT's acquisition of hotel and motel properties will be limited to acquisitions negotiated by Acquisition Manager, and that REIT and its Advisor will not in any case take part or be active in the negotiations and preliminary steps leading to an acquisition under this Agreement. Nothing contained in this Agreement is to be construed as creating a partnership, joint venture or agency relationship between REIT and Acquisition Manager. Acquisition Manager is engaged under this Agreement and its relationship to REIT during the term of this Agreement is limited to that of independent contractor.

     5.   PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES.

          (a) FEES: REIT shall pay to Acquisition Manager an acquisition fee of six percent (6%) of the gross purchase price of any hotel and motel properties acquired by REIT during the term of


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this Agreement.  Such fees will be computed and billed monthly immediately after a closed acquisition and REIT agrees to remit payment promptly. The fee for services contemplated hereunder shall be paid by REIT in REIT common shares or cash (at the election of REIT). REIT common shares issued to Acquisition
Manager as payment for services hereunder shall be valued at their current
(i.e., last trade) value. In the event this Agreement is terminated, all fees from any acquisition of property by the REIT where there has been a presentation of the property by the Acquisition Manager to the REIT prior to said termination shall be deemed earned as of said termination.

          (b) EXPENSES: In addition to the fees described in 5(a) above, REIT shall pay for pre-approved expenses reasonably and necessarily incurred in the performance of the acquisition services provided under this Agreement. Such expenses include, but are not limited to, the following: (i) fees and expenses paid to independent contractors, engineers, and consultants engaged by Acquisition Manager in connection with an acquisition of a hotel or motel property; (ii) costs of obtaining independent appraisals of such properties;
(iii) costs and expenses connected with title to properties; (iv) all other expenses and costs connected with an acquisition, except that legal fees incurred in the documentation of any acquisition transaction shall be billed directly to REIT and paid directly by REIT to the provider of such legal services and except that any costs and/or fees incurred by REIT or Acquisition Manager for other real estate brokers or commission-type fees shall


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not be reimbursed by REIT but shall either be paid directly by Acquisition
Manager from its fee described in Section 5(a) or if paid by REIT said fees shall be credited against Acquisition Manager's fee under Section 5(a).

          (c) STATEMENTS: A statement showing the amount of fees and reimbursable expenses payable will be submitted to REIT by Acquisition Manager promptly after the close of each calendar month.

     6. REPORTS. Acquisition Manager will provide to REIT monthly reports which will include a list of all hotel and motel properties identified and targeted as potential acquisitions and the acquisition status of each such potential targeted property.

     7.   ACCOUNTING.    During the term of this Agreement, Acquisition Manager
will maintain complete and accurate books, accounts, and records including all charges made for its services and expenses incurred on behalf of REIT. REIT, or its duly authorized agent, may have access at all reasonable times to such books, accounts and records for the purpose of inspecting and auditing them.

     8.   REPRESENTATION.     Acquisition Manager represents that, with respect
to acquisitions of hotel and motel properties, under this Agreement:

          (a)  Acquisition Manager shall not have an interest in


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any such property nor participate in the proceeds of the sale of such property except as provided for and disclosed under this Agreement; and

          (b) Acquisition Manager shall identify and negotiate for the acquisition of hotel and motel properties in accordance with the "Acquisition Guidelines", a copy of which is attached hereto as Schedule A.

     9.   LIABILITY AND INDEMNIFICATION.

          (a) LIABILITY: REIT, its officers and directors, and REIT's Advisor, if any, shall have the obligation or duty to make the final investment decisions with respect to any property disclosed to REIT by Acquisition Manager pursuant to this Agreement. Acquisition Manager shall not be liable for any act or omission of REIT in connection with such determination.

          Acquisition Manager's responsibilities under this Agreement are limited to the duties and responsibilities allocated to Acquisition Manager under this Agreement and the duties and responsibilities, if any, imposed by applicable Federal and state law.

          (b) INDEMNIFICATION: REIT agrees to hold harmless Acquisition Manager and each of its officers, directors, employees, agents and other representatives from any claims, actions, debts, liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) that arise as a result of the performance of the services required by this Agreement.


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          (c)  COSTS AND ATTORNEYS' FEES:  In the event of a breach of any provision or default under this Agreement, the prevailing party in any lawsuit thereon shall be entitled to reasonable attorneys' fees in addition to any award of damages for such breach or default.

     10.  COMPENSATION LIMITED.    The only compensation which Acquisition
Manager shall receive in connection with any acquisition for REIT shall be the fees specified in Section 5 of this Agreement. Acquisition Manager agrees that it will not accept, or knowingly permit any officers or employees, or any member of their immediate families (i.e., spouses or children), of itself or of any affiliates or subsidiaries, to accept any compensation, bonuses, commissions, rebates, discounts, gifts, or any other thing of value from any other person or party in connection with any acquisition for REIT.
If there should be any violations of this provision, REIT shall have the right to immediately terminate this Agreement, and further, to recover from Acquisition Manager, or other parties involved, any compensation which may have been wrongfully realized.

     11. COUNTERPARTS. This Agreement may be signed or executed in separate counterparts and the signing or execution of each counterpart shall have the same effect as the signing or execution of a single original document.


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     12.  ASSIGNMENT:  No assignment of this Agreement may be made by
Acquisition Manager without the written consent of REIT.

     13. MODIFICATIONS. All modifications of this Agreement shall be in writing, signed by REIT and Acquisition Manager.

     14. BENEFIT. This Agreement and all of the terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written, and there are no other general or specific warranties, representations or other agreements except as herein specifically set forth.

     16. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above specified and shall terminate on the earlier of the (i) fifth annual anniversary date of this Agreement, or (ii) when the net fees earned by Acquisition Manager shall equal or exceed $9 million. Notwithstanding the foregoing, the REIT may cancel this Agreement by giving sixty (60) days written notice of such cancellation to the Acquisition Manager provided that such proposed cancellation date is within six (6) months of the


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effective date of this Agreement.

     17. NOTICES. All notices given pursuant to this Agreement shall be in writing. All notices shall be deemed to have been properly given or served (i) on the date of delivery if delivered personally or by courier, (ii) three days following the date of deposit if mailed by registered or certified mail within the United States, postage prepaid, (iii) the next business day following deposit with an overnight air courier service which guarantees next day delivery, or (iv) when sent by facsimile or telex. Notices shall be sent to the parties to this Agreement at the addresses set forth on the signature page (or to such person or persons at such address or addresses as a party may specify by notice pursuant to this Section 17).

     18. SEVERABILITY. In the event any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

     19. GOVERNING LAW. This Agreement and all rights under it, including enforcement by litigation, shall be governed by and construed in accordance with the laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"REIT"                   HOST FUNDING, INC.,
                         a Maryland corporation
                         7825 Fay Avenue, Suite 250
                         La Jolla, CA 92037



                         ------------------------------
                         By:  Michael S. McNulty
                         Its:  President



"ACQUISITION MANAGER"    HOST ACQUISITION GROUP, LLC
                         a Delaware limited liability company



                         ------------------------------
                         By: Ian Gardner-Smith
                         Its: President


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                                   SCHEDULE A
                             ACQUISITION GUIDELINES


     Host Funding, Inc. hereby adopts and affirms the following acquisition policies and criteria:

          1.   [___ to provide]
          2.   [___ to provide]